Exhibit 99.2

Quantum Computing Announces Michael Booth as Chief Technology Officer and Steve Reinhardt as Vice President Product Development

VIRGINIA, May 29, 2019 (GLOBE NEWSWIRE) -- Quantum Computing, Inc. (OTC Pink: QUBT) (“QCI” or the “Company”), a technology company focused on developing novel applications and solutions utilizing quantum and quantum-inspired computing to solve difficult problems in various industries, today announced the appointment of highly experienced and seasoned technology executives Michael Booth and Steve Reinhardt to serve as the Company’s new Chief Technology Officer and Vice President of Product Development respectively. Mr. Booth and Mr. Reinhardt will oversee QCI’s strategy in developing and delivering applications and products to market.

Mr. Booth is a leader in technology ventures, specializing in identifying the commercial potential of emerging technologies and developing a strategy to bring them to market through strategic development of applications. Mr. Booth served as VP of Applications and Software at Cray Research and Silicon Graphics Inc, leading application development for Supercomputers and high-performance computing. Most recently, he served on the benchmarking division at D-Wave Systems, where he developed qbSolv and benchmarking algorithms for Quantum Computers.

Mr. Reinhardt is a leader in developing products for cutting-edge computing technology with large market potential. Mr. Reinhardt previously served as the Project Director of the Cray T3E at Cray Research, the first production distributed-memory supercomputer which brought in over $700 Million in revenue. He also served as Director of Engineering at Silicon Graphics Inc, leading the development of Altix, a scalable shared-memory Linux-based system which delivered over $600 Million in revenue. Most recently, Mr. Reinhardt was Director of Software Tools and later Director of Customer Applications at D-Wave Systems, leading teams that developed tools such as qbsolv and worked with customers to map problems for effective execution on D-Wave’s quantum-annealing-based quantum computer.

“I’m excited to join Quantum Computing Inc. as I see an opportunity to focus on shipping competitive quantum-enabled products,” stated Michael Booth, QCI’s newly appointed Chief Technology Officer. “I believe that there is a clear path to demonstrate the benefit of current quantum computing technology through applications and a hybrid-computing approach.”

“I see a tremendous amount of untapped potential in current quantum-based computing systems,” said Mr. Steve Reinhardt, QCI’s newly appointed Vice President of Product Development.  “The opportunity in current quantum technology is similar to the same level of potential I recognized and addressed in my time at Cray Research and Silicon Graphics. My job will be to ensure this innovative technology is positioned to capitalize on business opportunities once commercialized.”

“We are extremely pleased to have Mike and Steve join our team”, stated Robert Liscouski, Quantum Computing Inc. CEO. “Mike and Steve bring a wealth of experience to Quantum Computing Inc., that will provide us insight into the quantum computing hardware market that will be invaluable to us. We are indeed fortunate to have world class talent on board to enable Quantum Computing Inc. evolve into a leader in quantum applications development “, he stated.

About QCI:

Quantum Computing Inc. is a technology company focused on developing novel applications and solutions utilizing quantum and quantum-inspired computing to solved difficult problems in various industries. The Company is leveraging their collective expertise in finance, computing, security, mathematics, and physics to develop commercial applications for the financial and security sectors.

For more information about QCI, please visit www.quantumcomputinginc.com or email us at info@quantumcomputinginc.com

Safe Harbor Statement: Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of QCI, and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this press release that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this presentation that are not statements of historical fact may be considered to be forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to”, or variations of these or similar words, identify forward-looking statements.

Company Contact:

info@quantumcomputinginc.com